UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 23, 2010, we held our annual meeting of stockholders to consider and vote on proposals to elect directors to hold office until our annual meeting of stockholders in 2011 and until their successors are elected and qualified and to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP, as our independent registered public accounting firm for our fiscal year ending December 31, 2010.

The total number of shares voted at the annual meeting was 59,943,135. The voting on the two matters is set forth below:

Proposal 1 – Election of Directors

The following directors were elected to hold office until our annual meeting of stockholders in 2011 and until their successors are elected and qualified.

Director:	For	Withheld	Broker Non-Votes
G. Leonard Baker, Jr.	51,113,270	540,770	8,289,095
Joseph K. Belanoff, M.D.	51,620,888	33,152	8,289,095
Joseph C. Cook, Jr.	51,601,473	52,567	8,289,095
Patrick G. Enright	51,321,580	332,460	8,289,095
James A. Harper	51,114,020	540,020	8,289,095
David L. Mahoney	51,111,720	542,320	8,289,095
James N. Wilson	49,757,432	1,896,608	8,289,095

Proposal 2 – Proposal to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP, as our independent registered public accounting firm for our fiscal year ending December 31, 2010:

For	58,727,807
Against	87,301
Abstain	1,128,027

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: June 25, 2010	By:	/S/ CAROLINE M. LOEWY
Caroline M. Loewy
Chief Financial Officer

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